EXHIBIT 99.1
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                                    CONSENT

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-1 (Registration No. 333-32192) of Leisure Travel Group, Inc. (the "Company") as a person about to become a director of the Company.

Dated: August 31, 2000

                                                        /s/ DANN V. ANGELOFF
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                                                           DANN V. ANGELOFF